                                                                    Exhibit 99.7

                          CERBCO, Inc. Recapitalization

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     Pursuant to the recapitalization of CERBCO, Inc. (the "Recapitalization"), holders of CERBCO Common Stock will be issued shares of a class of CERBCO's new Common Stock in exchange for their existing shares of CERBCO Common Stock. The Recapitalization is subject to the terms and conditions set forth in the enclosed Proxy Statement/Prospectus and the Election and Transmittal Form. Under the Recapitalization, holders of CERBCO Common Stock have the right to elect to receive (subject to the terms and conditions set forth in the Proxy Statement/Prospectus and compliance with the election procedures set forth in the Proxy Statement/Prospectus and the Election and Transmittal Form, copies of which are furnished to stockholders as examples only and should not be used by stockholders to make elections directly) the following for each of such stockholder's shares of CERBCO Common Stock:

       . One share of CERBCO new Common Stock and an additional 1.5 shares of such new Common Stock;

                                       OR

       . One share of CERBCO new Common Stock and cash in the amount of $3.33. (This is the default election if you fail to instruct us as to the election you choose).

     We are requesting that you contact your clients for whom you hold CERBCO shares regarding the Recapitalization. We urge you to make sure your clients understand the consequences of not making an election. We have enclosed the following documents for your information:

       .  A Proxy Statement/Prospectus dated [________ __], 2002

       .  A Proxy Card

       . An Election and Transmittal Form for your use and for the information of your clients

       . A Notice of Guaranteed Delivery to be used if a stockholder's stock certificates are not available or time will not permit the certificates or other required documents to reach the Exchange Agent before the expiration of the election period

       . A form of letter which may be sent to your clients for whose account you hold CERBCO shares registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with respect to the recapitalization

       . Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

       .  A Substitute Form W-9

       . Return envelopes addressed to the Exchange Agent, American Stock Transfer and Trust Company

     We are requesting that you forward copies of these documents to your clients for whom you hold CERBCO shares registered in your name or in the name of your nominee, or who hold CERBCO shares registered in their own names.

     Please act promptly. The election period will expire at [___:__ .m.], Eastern Daylight Savings Time, [__________ __], 2002 (the "Expiration Date"). Stockholders may revoke or change their elections at any time prior to the Expiration Date by following the procedures set forth in the Proxy Statement/Prospectus.

================================================================================
     CERBCO will, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and necessary costs and expenses incurred by them in forwarding the Proxy Statement/Prospectus and the related documents to the beneficial owners of existing CERBCO shares held by them as nominee or in a fiduciary capacity.

     Please direct any requests for additional copies of the enclosed materials or any inquiries that you may have with respect to the Recapitalization either to the Exchange Agent, American Stock Transfer and Trust Company, at its address and telephone number as set forth in the Proxy Statement/Prospectus and on the Election and Transmittal Form or to the Information Agent, W.F. Doring & Co., at its telephone number also set forth in the Proxy Statement/Prospectus.

                                Very truly yours,
                                /s/ CERBCO, Inc.
                                CERBCO, INC.

Enclosures

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF CERBCO OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE RECAPITALIZATION, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROXY STATEMENT/PROSPECTUS OR ELECTION AND TRANSMITTAL FORM.